Exhibit 99

            LifePoint Hospitals Reports Second Quarter 2004 Results

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 27, 2004--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2004.
     For the second quarter ended June 30, 2004, revenues were $246.4 million, up 11.2% from $221.6 million for the same period a year ago. Net income for the quarter increased 22.1% to $18.7 million, or $0.48 per diluted share, compared with net income of $15.3 million, or $0.40 per diluted share, for the prior-year period.
     The consolidated financial results for the second quarter ended June 30, 2004, reflect a 2.3% increase in total admissions and a 3.1% increase in equivalent admissions compared with the second quarter of 2003. On a same-hospital basis, total admissions increased 0.2% compared with the same period last year, and equivalent admissions increased 0.1% over the prior-year period.
     For the six months ended June 30, 2004, revenues were $503.0 million, up 13.7% from $442.5 million for the first half of 2003. Net income for the first half of 2004 increased 29.0% to $42.6 million, or $1.08 per diluted share, compared with net income of $33.0 million, or $0.85 per diluted share, for the first half of 2003.
     The consolidated financial results for the six months ended June 30, 2004, reflect a 5.5% increase in total admissions and a 5.9% increase in equivalent admissions compared with the first half of 2003. On a same-hospital basis, total admissions increased 3.1% compared with the first half of 2003, and equivalent admissions increased 2.8% over the prior-year period.
     Kenneth C. Donahey, president and chief executive officer of LifePoint Hospitals, said, "Our operational strategy and focus on quality care continued to deliver outstanding results in the second quarter. Fiscal discipline, physician recruiting and the improving contribution from previous year acquisitions were all factors in our strong performance. In addition, we continued to benefit, along with our hospital communities, from the new services and technologies we are introducing in our markets."
     A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' second quarter conference call will be available on line at www.lifepointhospitals.com and www.fulldisclosure.com on July 28, 2004, beginning at 10:00 a.m. Eastern Time.
     LifePoint Hospitals, Inc. operates 30 hospitals in non-urban communities. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,800 employees.
     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. These statements are subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians;
(ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to operate and integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy; (xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) the successful development and license of software and management information systems; (xvii) changes in generally accepted accounting principles or practices; (xviii) volatility in the market value of our common stock; (xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees; (xx) our reliance on information technology systems maintained by HCA, Inc.; (xxi) our ability to comply with all aspects of the Sarbanes-Oxley law; and (xxii) those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

     All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


                            LIFEPOINT HOSPITALS, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 Dollars in millions (except per share amounts),
                           share amounts in thousands

                                      For the Three Months Ended
                                               June 30,
                                   ----------------------------------
                                        2004               2003
                                   ---------------    ---------------
                                   Amount   Ratio     Amount    Ratio
                                   ------   ------    ------   ------
Revenues (1) (2)                   $246.4    100.0%   $221.6    100.0%

Salaries and benefits               101.5     41.2      90.8     41.0
Supplies                             32.1     13.0      28.7     13.0
Other operating expenses             40.6     16.5      43.1     19.4
Provision for doubtful accounts      21.1      8.6      16.9      7.6
Depreciation and amortization        12.0      4.9      11.4      5.1
Interest expense, net                 3.2      1.3       3.3      1.5
Debt retirement costs                 1.5      0.6        --       --
ESOP expense                          2.5      1.0       1.5      0.7
                                   ------   ------    ------   ------
                                    214.5     87.1     195.7     88.3
                                   ------   ------    ------   ------
Income before minority
 interests and income taxes          31.9     12.9      25.9     11.7
Minority interests in earnings
 of consolidated entities             0.3      0.1       0.2      0.1
                                   ------   ------    ------   ------

Income before income taxes           31.6     12.8      25.7     11.6
Provision for income taxes           12.9      5.2      10.4      4.7
                                   ------   ------    ------   ------

Net income                          $18.7      7.6%    $15.3      6.9%
                                   ======   ======    ======   ======

Earnings per share - basic          $0.51              $0.41
                                   ======             ======

Earnings per share - diluted        $0.48              $0.40
                                   ======             ======

Earnings Per Share Calculation:
Net income                          $18.7              $15.3
Add: Interest on convertible
      notes, net of taxes             1.8                2.0
                                   ------             ------

Adjusted net income                 $20.5              $17.3
                                   ======             ======

Weighted average number of
 shares - basic                    36,925             37,402
Add: Shares for conversion of
      convertible notes             5,217              5,279
     Other share equivalents          955                664
                                   ------             ------
Weighted average number of
 shares and equivalents - diluted  43,097             43,345
                                   ======             ======

Earnings per share - diluted        $0.48              $0.40
                                   ======             ======

                                        For the Six Months Ended
                                                June 30,
                                   ---------------------------------
                                        2004               2003
                                   ---------------    ---------------
                                   Amount   Ratio     Amount    Ratio
                                   ------   ------    ------   ------
Revenues (1) (2)                   $503.0    100.0%   $442.5    100.0%

Salaries and benefits               202.2     40.2     181.1     40.9
Supplies                             65.5     13.0      57.2     12.9
Other operating expenses             83.2     16.5      81.7     18.5
Provision for doubtful accounts      44.1      8.8      34.4      7.8
Depreciation and amortization        23.6      4.7      22.6      5.1
Interest expense, net                 6.6      1.3       6.6      1.5
Debt retirement costs                 1.5      0.3        --       --
ESOP expense                          4.8      1.0       3.1      0.7
                                   ------   ------    ------   ------
                                    431.5     85.8     386.7     87.4
                                   ------   ------    ------   ------
Income before minority
 interests and income taxes          71.5     14.2      55.8     12.6
Minority interests in earnings
 of consolidated entities             0.6      0.1       0.2       --
                                   ------   ------    ------   ------

Income before income taxes           70.9     14.1      55.6     12.6
Provision for income taxes           28.3      5.6      22.6      5.1
                                   ------   ------    ------   ------

Net income                          $42.6      8.5      33.0     7.5%
                                   ======   ======    ======   ======

Earnings per share - basic          $1.16              $0.88
                                   ======             ======

Earnings per share - diluted        $1.08              $0.85
                                   ======             ======

Earnings Per Share Calculation:
Net income                          $42.6              $33.0
Add: Interest on convertible
      notes, net of taxes             3.8                3.9
                                   ------             ------

Adjusted net income                 $46.4              $36.9
                                   ======             ======

Weighted average number of
 shares - basic                    36,754             37,639
Add:  Shares for conversion of
       convertible notes            5,248              5,279
Other share equivalents               948                710
                                   ------             ------

Weighted average number of
 shares and equivalents - diluted  42,950             43,628
                                   ======             ======

Earnings per share - diluted        $1.08              $0.85
                                   ======             ======

(1) Adjustments to estimated reimbursement amounts increased revenues by $0.8 million for the three months ended June 30, 2004, and by $2.2 million for the six months ended June 30, 2004. Adjustments to estimated reimbursement amounts increased revenues by $1.4 million for the three months ended June 30, 2003, and by $4.3 million for the six months ended June 30, 2003.

(2) Includes recognition of approximately $3.2 million of additional revenues during the first quarter of 2004 related to a Medicare disproportionate share designation confirmation by the Centers for Medicare and Medicaid Services.

                            LIFEPOINT HOSPITALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   In millions

                                                     June 30, Dec. 31,
                                                       2004     2003
                                                      ------   ------
                                                    (Unaudited)  (1)
                                ASSETS
Current assets:
 Cash and cash equivalents                             $18.4    $20.6
 Accounts receivable, less allowances for doubtful
  accounts of $99.5 and $111.7 at June 30, 2004
  and December 31, 2003, respectively                  104.9    101.4
 Inventories                                            22.5     22.3
 Income taxes receivable                                12.5      7.4
 Deferred income taxes and other current assets         23.2     19.5
                                                      ------   ------
                                                       181.5    171.2
Property and equipment:
 Land                                                   20.2     19.0
 Buildings and improvements                            368.8    357.1
 Equipment                                             346.0    337.2
 Construction in progress                               45.7     28.3
                                                      ------   ------
                                                       780.7    741.6
 Accumulated depreciation                             (293.4)  (277.4)
                                                      ------   ------
                                                       487.3    464.2

Deferred loan costs, net                                 5.6      7.0
Unallocated purchase price                              26.1     16.4
Intangible assets, net                                   3.7      3.6
Goodwill                                               142.5    136.6
Other                                                    0.2       --
                                                      ------   ------
                                                      $846.9   $799.0
                                                      ======   ======

                        LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable                                      $25.3    $30.9
 Accrued salaries                                       26.1     25.7
 Other current liabilities                              22.3      9.7
 Estimated third-party payor settlements                 1.3      2.5
                                                      ------   ------
                                                        75.0     68.8
Revolving credit facility                               30.0     20.0
Convertible notes                                      221.0    250.0
Deferred income taxes                                   35.5     35.9
Professional and general liability claims
 and other liabilities                                  29.0     28.6

Minority interests in equity
 of consolidated entities                                1.4      1.4

Stockholders' equity:
 Preferred stock                                          --       --
 Common stock                                            0.4      0.4
 Capital in excess of par value                        324.1    301.7
 Unearned ESOP compensation                            (14.5)   (16.1)
 Unearned compensation on nonvested stock               (5.9)      --
 Retained earnings                                     179.8    137.2
 Treasury stock                                        (28.9)   (28.9)
                                                      ------   ------
                                                       455.0    394.3
                                                      ------   ------
                                                      $846.9   $799.0
                                                      ======   ======

(1)  Derived from audited financial statements.

                            LIFEPOINT HOSPITALS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   In millions

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                   ---------------    ---------------
                                    2004     2003      2004     2003
                                   ------   ------    ------   ------
Cash flows from
 operating activities:
  Net income                        $18.7    $15.3     $42.6    $33.0
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Depreciation and amortization    12.0     11.4      23.6     22.6
    Debt retirement costs             1.5       --       1.5       --
    ESOP expense                      2.5      1.5       4.8      3.1
    Minority interests in earnings
     of consolidated entities         0.3      0.2       0.6      0.2
    Deferred income taxes (benefit)  (0.4)     2.2      (0.9)     2.1
    Reserve for professional and
     general liability claims, net   (2.2)     2.6       0.5      3.8
    Tax benefit from employee
     stock plans                      3.8      0.2       4.3      0.2
    Increase (decrease) in cash
     from operating assets and
     liabilities, net of effects
     from acquisitions:
      Accounts receivable             5.3      3.2      (3.2)    (7.9)
      Inventories and other
       current assets                (3.2)    (0.6)     (3.3)    (3.4)
      Accounts payable and
       accrued expenses               1.6     (0.4)      6.5      2.0
      Income taxes payable          (19.7)   (16.1)     (5.1)    (4.3)
      Estimated third-party
       payor settlements             (1.1)    (3.7)     (1.2)    (2.3)
  Other                               0.6      0.1       1.2      1.0
                                   ------   ------    ------   ------
      Net cash provided by
       operating activities          19.7     15.9      71.9     50.1

Cash flows from
 investing activities:
  Purchase of property
   and equipment                    (20.3)   (20.8)    (35.4)   (38.0)
  Purchase of facilities, net
   of cash acquired                 (24.8)      --     (26.5)      --
  Other                              (0.3)     0.6      (0.6)     0.4
                                   ------   ------    ------   ------
      Net cash used in
       investing activities         (45.4)   (20.2)    (62.5)   (37.6)

Cash flows from
 financing activities:
  Repurchase of convertible notes   (29.9)      --     (29.9)      --
  Borrowing under revolving
   credit facility                   30.0       --      30.0       --
  Repayment under revolving
   credit facility                     --       --     (20.0)      --
  Repurchase of common stock           --    (17.0)       --    (17.0)
  Proceeds from exercise of
   stock options                      5.9      0.3       7.5      0.5
  Other                                --      0.2       0.8      0.5
                                   ------   ------    ------   ------
      Net cash provided by (used
       in) financing activities       6.0    (16.5)    (11.6)   (16.0)

Change in cash and cash equivalents (19.7)   (20.8)     (2.2)    (3.5)
Cash and cash equivalents at
 beginning of period                 38.1     40.3      20.6     23.0
                                   ------   ------    ------   ------
Cash and cash equivalents at
 end of period                      $18.4    $19.5     $18.4    $19.5
                                   ======   ======    ======   ======

Interest payments                    $6.1     $6.1      $6.7     $6.3
                                   ======   ======    ======   ======

Income taxes paid, net              $29.1    $24.3     $30.0    $24.7
                                   ======   ======    ======   ======


                            LIFEPOINT HOSPITALS, INC.
                              UNAUDITED STATISTICS

                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                      ----------------------- -----------------------
                                         %                        %
                        2004     2003  Change   2004     2003  Change
                      ------- ------- ------- ------- ------- --------
Consolidated:
Number of hospitals
 at end of period          29       28   3.6%      29       28   3.6%
Licensed beds at
 end of period          2,687    2,624   2.4    2,687    2,624   2.4
Weighted average
 licensed beds          2,692    2,624   2.6    2,711    2,622   3.4
Average daily census    1,006      997   0.9    1,081    1,026   5.4
Average length
 of stay                  4.0      4.1  (2.4)     4.1      4.1    --

Revenues
 ($ in millions)       $246.4   $221.6  11.2   $503.0   $442.5  13.7
Revenues per
 equivalent admission  $5,349   $4,962   7.8   $5,300   $4,940   7.3
Equivalent
 admissions (1)        46,051   44,654   3.1   94,893   89,566   5.9
Outpatient factor (1)    2.02     2.00   1.0     1.96     1.96    --
Outpatient surgeries   19,113   18,479   3.4   38,455   36,619   5.0
Inpatient surgeries     7,049    6,390  10.3   14,121   12,690  11.3
Emergency room visits 109,613  106,305   3.1  215,367  206,043   4.5
Admissions             22,851   22,337   2.3   48,316   45,814   5.5
Medicare case
 mix index               1.18     1.18    --     1.17     1.19  (1.7)

Net outpatient
 revenues as a
 percentage of
 net revenues            50.1%    50.9% N/M(2)   50.0%    50.5% N/M(2)

Same-Hospital: (3)
Number of hospitals
 at end of period          28       28    --       28       28     --
Licensed beds at
 end of period          2,612    2,624  (0.5)   2,612    2,624  (0.5)
Weighted average
 licensed beds          2,617    2,624  (0.3)   2,617    2,622  (0.2)
Average daily census      988      997  (0.9)   1,060    1,026   3.3
Average length
 of stay                  4.0      4.1  (2.4)     4.1      4.1    --

Revenues
 ($ in millions)       $240.1   $221.6   8.4   $490.1   $442.5  10.8
Revenues per
 equivalent admission  $5,370   $4,962   8.2   $5,324   $4,940   7.8
Equivalent
 admissions (1)        44,703   44,654   0.1   92,067   89,566   2.8
Outpatient factor (1)    2.00     2.00    --     1.95     1.96  (0.5)
Outpatient surgeries   18,422   18,479  (0.3)  37,060   36,619   1.2
Inpatient surgeries     6,888    6,390   7.8   13,753   12,690   8.4
Emergency room visits 105,745  106,305  (0.5) 208,273  206,043   1.1
Admissions             22,375   22,337   0.2   47,238   45,814   3.1
Medicare case
 mix index               1.18     1.18    --     1.17     1.19  (1.7)

Net outpatient
 revenues as a
 percentage of
 net revenues            49.7%    50.9% N/M(2)   49.7%    50.5% N/M(2)

(1) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2)  Not meaningful.

(3) Same-hospital information excludes the operations of hospitals that the Company acquired after January 1, 2003.

                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interests in earnings of consolidated entities and income taxes. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our revolving credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                       For the Three Months Ended
                                               June 30,
                                        2004               2003
                                   ---------------    ---------------
                                   Amount   Ratio     Amount   Ratio
                                   ------   ------    ------   ------
Revenues                           $246.4    100.0%    221.6    100.0%

Salaries and benefits               101.5     41.2      90.8     41.0

Supplies                             32.1     13.0      28.7     13.0
Other operating expenses             40.6     16.5      43.1     19.4
Provision for
 doubtful accounts                   21.1      8.6      16.9      7.6
                                   ------   ------    ------   ------

Adjusted EBITDA                     $51.1    20.7%    $42.1     19.0%
                                   ======   ======    ======   ======

                                        For the Six Months Ended
                                               June 30,
                                        2004               2003
                                   ---------------    ---------------
                                   Amount   Ratio     Amount   Ratio
                                   ------   ------    ------   ------
Revenues                           $503.0    100.0%   $442.5    100.0%

Salaries and benefits               202.2     40.2     181.1      0.9
Supplies                             65.5     13.0      57.2     12.9
Other operating expenses             83.2     16.5      81.7     18.5
Provision for
 doubtful accounts                  44.1       8.8      34.4      7.8
                                   ------   ------    ------   ------

Adjusted EBITDA                    $108.0     21.5%    $88.1     19.9%
                                   ======   ======    ======   ======

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of income (in millions):

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                   ---------------    ---------------
                                    2004     2003      2004     2003
                                   ------   ------    ------   ------
Adjusted EBITDA                     $51.1    $42.1    $108.0    $88.1

Less:
 Depreciation and amortization       12.0     11.4      23.6     22.6
 Interest expense, net                3.2      3.3       6.6      6.6
 Debt retirement costs                1.5       --       1.5       --
 ESOP expense                         2.5      1.5       4.8      3.1
 Minority interests in earnings
  of consolidated entities            0.3      0.2       0.6      0.2
 Provision for income taxes          12.9     10.4      28.3     22.6
                                   ------   ------    ------   ------
Net income                          $18.7    $15.3     $42.6    $33.0
                                   ======   ======    ======   ======


     CONTACT: LifePoint Hospitals, Inc., Brentwood
              Michael J. Culotta, 615-372-8512